1 Earnings Conference Call – Third Quarter 2017 November 1, 2017 John Wiehoff, Chairman & CEO Andrew Clarke, CFO Tim Gagnon, Director, Investor Relations

2 Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; changes to our share repurchase activity; risk of unexpected or unanticipated events or opportunities that might require additional capital expenditures; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports. 2

Results Q3 2017

in thousands, except per share amounts and headcount

	Three Months Ended September 30			Nine Months Ended September 30		
	2017	2016	% Change	2017	2016	% Change
Total Revenues	$3,784,451	$3,355,754	12.8%	$10,909,594	$9,729,438	12.1%
Total Net Revenues	$593,846	$558,462	6.3%	$1,736,201	$1,716,012	1.2%
Net Revenue Margin %	15.7%	16.6%		15.9%	17.6%	
Income from Operations	$194,465	$211,267	(8.0%)	$564,243	$643,966	(12.4%)
Operating Margin %	32.7%	37.8%		32.5%	37.5%	
Net Income	$119,186	$129,028	(7.6%)	$352,337	$391,081	(9.9%)
Earnings Per Share (Diluted)	$0.85	$0.90	(5.6%)	$2.49	$2.73	(8.8%)
Weighted Average Shares Outstanding (Diluted)	141,022	142,883	(1.3%)	141,403	143,245	(1.3%)
Depreciation and Amortization	$23,963	$17,657	35.7%	$69,340	$52,716	31.5%
Total Assets	$4,175,588	$3,664,062	14.0%	$4,175,588	$3,664,062	14.0%
Average Headcount(1)	14,903	13,706	8.7%	14,590	13,478	8.3%
Ending Headcount(1)	14,998	13,710	9.4%	14,998	13,710	9.4%

- Total revenues increased as a result of volume increases across nearly all transportation services in the third quarter of 2017 when compared to the third quarter of 2016.
- Net revenues increase of 6.3 percent was primarily the result of net revenues growth in Global Forwarding partially offset by lower truckload net revenues. APC added approximately 2 percent to total company net revenues in the third quarter of 2017.
- Average headcount increased 8.7 percent when compared to the third quarter of 2016. The acquisitions of APC and Milgram increased headcount 5 percent.

C.H. ROBINSON

3

(1) Q3 2016 headcount metrics do not include employees of APC Logistics acquired on September 30, 2016.

‹#› Summarized Income Statement ▪ Personnel expenses increased as a result of headcount additions and an increase in variable compensation in the third quarter of 2017 when compared to the third quarter of 2016. ▪ SG&A expenses increased as a result of costs related to the addition of APC and Milgram, higher allowance for doubtful accounts, claims, and warehouse expenses in the third quarter of 2017 when compared to the third quarter of 2016. ▪ The effective tax rate was 35.2 percent in the third quarter. in thousands 4 Three Months Ended September 30 Nine Months Ended September 30 2017 2016 % Change 2017 2016 % Change Total Revenues $3,784,451 $3,355,754 12.8% $10,909,594 $9,729,438 12.1% Total Net Revenues $593,846 $558,462 6.3% $1,736,201 $1,716,012 1.2% Personnel Expenses $293,204 $256,883 14.1% $867,928 $804,631 7.9% Selling, General, and Admin $106,177 $90,312 17.6% $304,030 $267,415 13.7% Total Operating Expenses $399,381 $347,195 15.0% $1,171,958 $1,072,046 9.3% Income from Operations $194,465 $211,267 (8.0%) $564,243 $643,966 (12.4%) % of Net Revenue 32.7% 37.8% 32.5% 37.5% Net Income $119,186 $129,028 (7.6%) $352,337 $391,081 (9.9%)

‹#› Other Financial Information ▪ Total debt balance $1.47 billion ▪ $500 million long-term debt, 4.28% average coupon ▪ $719 million drawn on revolver, 2.36% current rate as of September 30, 2017 ▪ $250 million accounts receivable securitization debt facility, 1.97% as of September 30, 2017 in thousands 5 Three Months Ended September 30 Nine Months Ended September 30 Cash Flow Data 2017 2016 % Change 2017 2016 % Change Net Cash Provided by Operating Activities $68,338 $129,567 (47.3%) $218,349 $376,828 (42.1%) Capital Expenditures $13,448 $27,135 (50.4%) $46,418 $71,111 (34.7%) Balance Sheet Data September 30, 2017 Cash & Cash Equivalents $297,307 Current Assets $2,454,846 Total Assets $4,175,588 Debt $1,469,000 Stockholders' Investment $1,354,875

‹#› Capital Distribution ▪ Capital returned to shareholders during the quarter ▪ $64.0 million cash dividends ▪ $60.6 million in cash for share repurchase activity ▪ 893,249 shares repurchased in the third quarter ▪ Average price of $70.66 for the shares repurchased in the third quarter ▪ Target is to return approximately 90% of net income to shareholders annually. (a) 2012 Net Income is adjusted to excluded transaction related gains and expenses. A reconciliation of adjusted results appears in Appendix A. 2012 Dividends exclude the fifth dividend payment made during the year. (b) Includes a $500 million accelerated share repurchase. in thousands 6 2012 (a) 2013 2014 2015 2016 Q3 2017 YTD 2017 Net Income $447,007 $415,904 $449,711 $509,699 $513,384 $119,186 $352,337 Capital Distribution Cash Dividends Paid $219,313 $220,257 $215,008 $235,615 $245,430 $63,959 $192,765 Share Repurchases $255,849 $807,449 $176,645 $241,231 $209,603 $60,617 $129,991 Subtotal $475,162 $1,027,706 $391,653 $476,846 $455,033 $124,576 $322,756 Percent of Net Income Cash Dividends Paid 49.1% 53.0% 47.8% 46.2% 47.8% 53.7% 54.7% Share Repurchases 57.2% 194.1% 39.3% 47.3% 40.8% 50.9% 36.9% Subtotal 106.3% 247.1% 87.1% 93.6% 88.6% 104.5% 91.6% (b)

‹#› Three Months Ended September 30 Nine Months Ended September 30 Net Revenue by Service Line Q3 2017 ▪ Net revenues by service line for the enterprise (all segments). in thousands 7 Net Revenue by Service Line 2017 2016 % Change 2017 2016 % Change Truckload $301,025 $309,027 (2.6%) $887,865 $960,451 (7.6%) LTL $101,870 $96,447 5.6% $301,706 $287,518 4.9% Intermodal $7,478 $7,676 (2.6%) $23,278 $25,961 (10.3%) Ocean $81,182 $56,506 43.7% $217,495 $175,243 24.1% Air $25,529 $19,897 28.3% $73,166 $58,424 25.2% Customs $17,421 $12,320 41.4% $49,810 $34,649 43.8% Other Logistics Services $29,580 $26,771 10.5% $87,563 $76,965 13.8% Sourcing $29,761 $29,818 (0.2%) $95,318 $96,801 (1.5%) Total $593,846 $558,462 6.3% $1,736,201 $1,716,012 1.2%

North America Truckload Cost and Price Change(1)



YOY % CHANGE IN COST AND PRICE
15%
10%
5%
0%
-5%
-10%
-15%
TRANSPORTATION NET REVENUE MARGIN
23%
21%
19%
17%
15%
13%
11%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
YoY Price Change
YoY Cost Change
Transportation Net Revenue Margin

- North America Truckload cost and price change chart represents truckload shipments from all North America segments. Transportation net revenue margin represents total Transportation results from all segments.
- Purchase transportation costs increased throughout the third quarter, negatively impacting the margins on contractual truckload shipments.

North America Truckload	Q3	YTD
Volume	1%	7%
Price	6.5%	1%
Cost	8.5%	3.5%
Net Revenue Margin	⬇	⬇

(1) Cost and price change exclude the estimated impact of fuel.

C.H. ROBINSON

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‹#› Transportation Results Q3 2017(1) in thousands (1) Includes results across all segments. 9 ▪ Transportation net revenue margin decline in the third quarter of 2017 when compared to the third quarter of 2016 was primarily the result of lower net revenue margins in NAST. Three Months Ended September 30 Nine Months Ended September 30 Transportation 2017 2016 % Change 2017 2016 % Change Total Revenues $3,433,701 $2,998,583 14.5% $9,855,739 $8,593,767 14.7% Total Net Revenues $564,085 $528,644 6.7% $1,640,883 $1,619,211 1.3% Net Revenue Margin % 16.4% 17.6% 16.6% 18.8% Transportation Net Revenue Margin % 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q1 18.2% 22.6% 17.4% 17.2% 16.9% 16.3% 15.3% 16.8% 19.7% 17.3% Q2 15.4% 20.6% 15.8% 16.2% 14.9% 15.4% 16.0% 17.5% 19.3% 16.2% Q3 15.9% 19.8% 16.6% 16.4% 15.6% 15.0% 16.2% 18.4% 17.6% 16.4% Q4 19.0% 18.3% 17.6% 16.3% 15.8% 15.1% 15.9% 19.0% 17.2% Total 17.0% 20.2% 16.8% 16.5% 15.8% 15.4% 15.9% 17.9% 18.4%

North American Surface Transportation ("NAST") Results Q3 2017

in thousands, except headcount

	Three Months Ended September 30			Nine Months Ended September 30		
	2017	2016	% Change	2017	2016	% Change
Total Revenues(1)	$2,469,420	$2,252,187	9.6%	$7,110,223	$6,456,281	10.1%
Total Net Revenues	$377,403	$378,073	(0.2%)	$1,109,749	$1,161,074	(4.4%)
Net Revenue Margin %	15.3%	16.8%		15.6%	18.0%	
Income from Operations	$151,392	$171,733	(11.8%)	$447,553	$516,805	(13.4%)
Operating Margin %	40.1%	45.4%		40.3%	44.5%	
Depreciation and Amortization	$5,808	$5,547	4.7%	$17,104	$16,551	3.3%
Total Assets	$2,297,980	$2,115,467	8.6%	$2,297,980	$2,115,467	8.6%
Average Headcount	6,998	6,869	1.9%	6,921	6,767	2.3%

- Net revenues decreased primarily as a result of lower truckload margins when compared to the third quarter of 2016. September 2017 NAST net revenues increased when compared to September 2016 NAST net revenues.
- NAST operating expenses increased 9.5 percent in the third quarter of 2017 when compared to the third quarter of 2016. This increase was due to increases in both personnel and SG&A expenses.
- NAST headcount increased 1.9 percent when compared to the third quarter of 2016 and was down 5 employees sequentially from the second quarter of 2017.

(1) Does not include intersegment revenues.

C.H. ROBINSON

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NAST Results by Service Line Q3 2017

Truckload, Less Than Truckload, and Intermodal

in thousands

Net Revenues	Three Months Ended September 30			Nine Months Ended September 30		
	2017	2016	% Change	2017	2016	% Change
Truckload	$266,632	$272,398	(2.1%)	$784,265	$847,222	(7.4%)
LTL	$97,634	$93,118	4.8%	$288,287	$275,508	4.6%
Intermodal	$7,109	$7,207	(1.4%)	$22,053	$24,170	(8.8%)
Other	$6,028	$5,350	12.7%	$15,144	$14,174	6.8%
Total	**$377,403**	**$378,073**	**(0.2%)**	**$1,109,749**	**$1,161,074**	**(4.4%)**

Truckload(1)	Quarter	YTD
Pricing(2)	6.5%	1%
Cost(2)	8.5%	3.5%
Volume	0%	6%
Net Revenue Margin	↓	↓

LTL(1)	Quarter	YTD
Pricing(2)	↑	↑
Volume	6.5%	7%
Net Revenue Margin	↓	↓

Intermodal(1)	Quarter	YTD
Pricing(2)	↑	↑
Volume	13%	14%
Net Revenue Margin	↓	↓

TL
- Net revenues decrease in the third quarter was a result of lower margins when compared to the third quarter of 2016.

LTL
- Net revenues increase in the third quarter was primarily the result of 6.5 percent volume growth offset by lower LTL margins.

IMDL
- Net revenues decreased while volume increased in the third quarter driven by contractual volume growth, partially offset by a decrease in transactional business.

(1) Represents price and cost YoY change for North America shipments across all segments.
(2) Pricing and cost measures exclude the estimated impact of the change in fuel prices.

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C.H. ROBINSON

‹#› Global Forwarding Results Q3 2017 ▪ The acquisitions of APC Logistics and Milgram added approximately 18 percent to net revenues and 18 percent to average headcount when compared to the third quarter of 2016. ▪ Global Forwarding operating expenses increased 29.3 percent when compared to the third quarter of 2016. in thousands, except headcount 12 (1) Does not include intersegment revenues. (2) Q3 2016 average headcount does not include employees of APC Logistics acquired on September 30, 2016. Three Months Ended September 30 Nine Months Ended September 30 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $552,134 $390,830 41.3% $1,549,742 $1,098,715 41.1% Total Net Revenues $129,842 $93,368 39.1% $357,411 $283,458 26.1% Net Revenue Margin % 23.5% 23.9% 23.1% 25.8% Income from Operations $31,125 $17,047 82.6% $75,006 $56,300 33.2% Operating Margin % 24.0% 18.3% 21.0% 19.9% Depreciation and Amortization $8,455 $5,073 66.7% $24,574 $15,231 61.3% Total Assets $840,762 $625,267 34.5% $840,762 $625,267 34.5% Average Headcount(2) 4,301 3,559 20.8% 4,113 3,523 16.7%

‹#› Three Months Ended September 30 Nine Months Ended September 30 Global Forwarding Results by Service Line Q3 2017 Ocean, Air, and Customs ▪ APC and Milgram acquisitions added approximately 17 percent to ocean net revenues, 15 percent to air net revenues and 30 percent to customs net revenues. ▪ Achieved organic volume growth in each of the global forwarding services in the third quarter of 2017 when compared to the third quarter of 2016. in thousands 13 Net Revenues 2017 2016 % Change 2017 2016 % Change Ocean $81,110 $56,309 44.0% $217,768 $174,907 24.5% Air $23,992 $18,075 32.7% $68,850 $54,142 27.2% Customs $17,419 $12,318 41.4% $49,804 $34,638 43.8% Other $7,321 $6,666 9.8% $20,989 $19,771 6.2% Total $129,842 $93,368 39.1% $357,411 $283,458 26.1% Ocean Quarter YTD Pricing Volume Net Revenue Margin Air Quarter YTD Pricing Volume Net Revenue Margin

‹#› ▪ Robinson Fresh results include revenues from sourcing and transportation services. ▪ Net revenues decrease was primarily the result of lower truckload margin when compared to the third quarter of 2016. ▪ Robinson Fresh operating expenses increased 8.6 percent when compared to the third quarter of 2016. The increase was the result of an increase in both personnel and SG&A expenses. in thousands, except headcount Robinson Fresh Results Q3 2017 14 (1) Does not include intersegment revenues. Three Months Ended September 30 Nine Months Ended September 30 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $613,646 $590,385 3.9% $1,821,094 $1,814,682 0.4% Total Net Revenues $54,253 $57,036 (4.9%) $171,936 $183,041 (6.1%) Net Revenue Margin % 8.8% 9.7% 9.4% 10.1% Income from Operations $11,586 $17,733 (34.7%) $40,487 $62,777 (35.5%) Operating Margin % 21.4% 31.1% 23.5% 34.3% Depreciation and Amortization $1,190 $983 21.1% $3,534 $2,590 36.4% Total Assets $413,520 $405,832 1.9% $413,520 $405,832 1.9% Average Headcount 970 956 1.5% 966 939 2.9%

‹#› Robinson Fresh Results Q3 2017 Sourcing ▪ Sourcing total revenues decrease was primarily the result of slightly lower sourcing commodity pricing when compared to the third quarter of 2016. ▪ Sourcing net revenues were virtually flat when compared to last year's third quarter. A slight increase in net revenue margin was offset by a case volume decrease of 1 percent compared to the third quarter of 2016. in thousands 15 (1) Does not include intersegment revenues. Three Months Ended September 30 Nine Months Ended September 30 Sourcing 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $350,750 $357,171 (1.8%) $1,053,855 $1,135,671 (7.2%) Net Revenues $29,761 $29,818 (0.2%) $95,318 $96,801 (1.5%) Net Revenue Margin % 8.5% 8.3% 9.0% 8.5%

‹#› Robinson Fresh Results Q3 2017 Transportation ▪ Transportation net revenues decrease was primarily a result of lower truckload net revenue margin when compared to the third quarter of 2016. in thousands 16 (1) Does not include intersegment revenues. (2) Represents price and cost YoY change for North America shipments across all segments. (3) Pricing and cost measures exclude the estimated impact of the change in fuel prices. Three Months Ended September 30 Nine Months Ended September 30 Transportation 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $262,896 $233,214 12.7% $767,239 $679,011 13.0% Net Revenues $24,492 $27,218 (10.0%) $76,618 $86,240 (11.2%) Net Revenue Margin % 9.3% 11.7% 10.0% 12.7% Net Revenues 2017 2016 % Change 2017 2016 % Change Truckload $19,466 $22,607 (13.9%) $60,084 $70,531 (14.8%) Other $5,026 $4,611 9.0% $16,534 $15,709 5.3% Total $24,492 $27,218 (10.0%) $76,618 $86,240 (11.2%) Truckload(2) Quarter YTD Pricing(3) 6.5% 1% Cost(3) 8.5% 3.5% Volume 13% 17% Net Revenue Margin

‹#› ▪ Results represent business from Managed Services, Other Surface Transportation outside of North America, and other miscellaneous operations. ▪ Headcount includes personnel from shared services, Managed Services, Other Surface Transportation, and other miscellaneous operations. All Other and Corporate Results Q3 2017 in thousands, except headcount 17 (1) Does not include intersegment revenues. Three Months Ended September 30 Nine Months Ended September 30 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $149,251 $122,352 22.0% $428,535 $359,760 19.1% Total Net Revenues $32,348 $29,985 7.9% $97,105 $88,439 9.8% Income from Operations $362 $4,754 NM $1,197 $8,084 NM Depreciation and Amortization $8,510 $6,054 40.6% $24,128 $18,344 31.5% Total Assets $623,326 $517,496 20.5% $623,326 $517,496 20.5% Average Headcount 2,634 2,322 13.4% 2,590 2,249 15.2%

‹#› All Other and Corporate Results by Service Line Q3 2017 Managed Services and Other Surface Transportation ▪ Managed Services net revenues growth was driven by new business with new and existing customers. ▪ Other Surface Transportation includes surface transportation outside of North America. ▪ Other Surface Transportation net revenues increase was primarily the result of volume growth partially offset by margin compression in the Surface Transportation business in Europe. in thousands 18 Three Months Ended September 30 Nine Months Ended September 30 Net Revenues 2017 2016 % Change 2017 2016 % Change Managed Services $18,487 $16,680 10.8% $53,844 $47,034 14.5% Other Surface Transportation $13,861 $13,305 4.2% $43,261 $41,405 4.5% Total $32,348 $29,985 7.9% $97,105 $88,439 9.8%

‹#› Final Comments ▪ October to date total company net revenue per day has increased approximately 8 percent when compared to October 2016. ▪ Truckload volume growth is virtually flat on a year-over-year basis in October ▪ Q4 priorities ▪ Milgram integration continues ▪ Price volatility will likely continue into 2018 ▪ Account management disciplines will be critical to our success ▪ Focus on efficiency and operating expense control ▪ Continued focus on growth 19

Appendix A: 2012 Summarized Adjusted Income Statement

in thousands, except per share amounts

	2012 Actual	Non-Recurring Acquisition Impacts	Non-Recurring Divestiture Impacts	Adjusted
Total Net Revenues	**$1,717,571**			**$1,717,571**
Personnel Expenses(1)	766,006	(385)	(34,207)	731,414
Other Operating Expenses(2)	276,245	(10,225)	(379)	265,641
Total Operating Expenses	**1,042,251**	**(10,610)**	**(34,586)**	**997,055**
Income from Operations	**675,320**	**10,610**	**34,586**	**720,516**
Investment & Other Income(3)	283,142		(281,551)	1,591
Income before Taxes	958,462	10,610	(246,965)	722,107
Provision for Income Taxes	364,658	2,745	(92,303)	275,100
Net Income	**$593,804**	**$7,865**	**($154,662)**	**$447,007**
Net Income Per Share (Diluted)	$3.67			$2.76
Weighted Average Shares (Diluted)	161,946	185 (4)	92 (5)	161,669

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

1) The adjustment to personnel consists of $33 million of incremental vesting expense of our equity awards triggered by the gain on the divestiture of T-Chek. The balance consists of transaction related bonuses.
2) The adjustments to other operating expenses reflect fees paid to third parties for:
    a) Investment banking fees related to the acquisition of Phoenix
    b) External legal and accounting fees related to the acquisitions of Apreo and Phoenix and the divestiture of T-Chek.
3) The adjustment to investment and other income reflects the gain from the divestiture of T-Chek.
4) The adjustment to diluted weighted average shares outstanding relates to the shares of C.H. Robinson stock issued as consideration paid to the sellers in the acquisition of Phoenix.
5) The adjustment to diluted weighted average shares outstanding relates to the additional vesting of performance-based restricted stock as a result of the gain on sale recognized from the divestiture of T-Chek.

C.H. ROBINSON

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